Exhibit 4.5

Execution Version

OneSmart International Education Group Limited

精銳國際教育集團有限公司

AMENDMENT TO SHAREHOLDERS AGREEMENT

This AMENDMENT TO SHAREHOLDERS AGREEMENT (“Amendment”) is entered into on December 11, 2017 by the following persons:

(1)                                 OneSmart International Education Group Limited 精銳國際教育集團有限公司 (previously known as ONESMART EDUCATION GROUP LIMITED and One Smart Education Group Limited), an exempted company incorporated and existing under the Laws of the Cayman Islands with registered number 320611 (the “Company”);

(2)                                 ONESMART EDU INC. (previously known as Great Edu Inc.), a company incorporated and existing under the Laws of the British Virgin Islands with registered number 1916296 (the “BVI Company”);

(3)                                 ONESMART EDU (HK) LIMITED (previously known as Great Edu (HK) Limited), a company incorporated and existing under the Laws of Hong Kong with company number of 2401253 (the “HK Company”);

(4)                                 Shanghai OneSmart Education and Training Co., Ltd. (上海精锐教育培训有限公司), a limited liability company incorporated and existing under the Laws of the PRC (the “PRC Company”);

(5)                                 Shanghai Rui Si Science and Technology Information Consulting Co., Ltd. (上海锐思科技信息咨询有限公司), a limited liability company incorporated and existing under the Laws of the PRC (“Shanghai Rui Si”);

(6)                                 Shanghai Jingxuerui Information Technology Co, Ltd. (上海精学锐信息科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC (the “WFOE”);

(7)                                 the individual and his holding company listed on Part A of Schedule I attached hereto (such individual, the “Principal”, such holding company, the “Ordinary Shareholder”);

(8)                                 CW One Smart Limited, a company incorporated and existing under the Laws of the British Virgin Islands (“Chengwei”);

(9)                                 Supar Inc., a company incorporated and existing under the Laws of the British Virgin Islands (“Supar”);

(10)                          HT International Happy Edu Limited, a company incorporated and existing under the Laws of the British Virgin Islands (“HT”);

(11)                          each of the individuals and their respective holding companies listed on Part B of Schedule I attached hereto (each such individual, a “Series A Individual Investor”, and collectively, the “Series A Individual Investors”, each holding company of such individual, a “Series A Holding Company” and collectively, the “Series A Holding Companies”, together with Chengwei, Supar and HT, the “Series A Investors”); and

(12)                          each of the investors listed on Schedule II (each a “Series A-1 Investor” and collectively, the “Series A-1 Investors”, together with Series A Investors, each an “Investor”, and collectively, the “Investors”.).

Each of the parties to this Amendment is referred to herein individually as a “Party” and collectively as the “Parties”.

RECITALS

A.                                    As of the date hereof, the Company owns 100% of the issued shares of the BVI Company, and the BVI Company owns 100% of the share capital of the HK Company. The HK Company owns 100% of the share capital of the WFOE. The WFOE Controls each of the PRC Company and Shanghai Rui Si by a Captive Structure, and the PRC Company owns 100% of the share capital of Shanghai Jing Yu Investment Co., Ltd. (上海精育投资有限公司).

B.                                    The Company, the Series A Individual Investors, the Series A Holding Companies, the Series A-1 Investors and other parties thereto entered into a Series A-1 Preferred Share Purchase Agreement dated April 21, 2017 (the “Purchase Agreement” or “SPA 1”), pursuant to which, the Series A-1 Investors have purchased from the Company, and the Company has sold to the Series A-1 Investors, certain number of Series A-1 Preferred Shares, and the Company has repurchased from certain Sellers (as defined in SPA 1), and such Sellers have sold to the Company, certain number of Class A Ordinary Shares or Series A Preferred Shares, each on the terms and conditions set forth in SPA 1. The consummation of the aforesaid purchase and repurchase (the “Closing”) have taken place on September 21, 2017 (the “Closing Date”).

C.                                    The Company, the Ordinary Shareholder and certain Series A Investors entered into a Share Purchase Agreement dated October 31, 2017 (“SPA 2”), pursuant to which, the Ordinary Shareholder and the relevant Series A Investors have purchased from the Company, and the Company has sold to the Ordinary Shareholder and the relevant Series A Investors, certain number of Class A Ordinary Shares or Series A Preferred Shares, each on the terms and conditions set forth in SPA 2.

D.                                    The Company, the Principal, the Ordinary Shareholder and Angus Holdings Limited(“VKC”) entered into a share purchase agreement dated October 27, 2017 (the “VKC Transfer Agreement”), pursuant to which, VKC purchased certain shares from the Ordinary Shareholder (and each of such shares were reclassified as one Series A-1 Preferred Share) and became a Series A-1 Investor.

E.                                     Juniperbridge Capital Limited and Brilight Limited entered into a share transfer agreement dated October 30, 2017 (the “HT Transfer Agreement”), pursuant to which, HT, as designated by Brilight Limited, purchased certain Series A Preferred Shares from Juniperbridge Capital Limited and became a Series A Investor.

F.                                      Concurrently with the execution of the Purchase Agreement, The Parties (other than Shanghai Rui Si, the WFOE, HT and VKC) entered into a Shareholders Agreement (the “Shareholders Agreement” or the “Agreement”).

G.                                    WFOE entered into a deed of accession to the Shareholders Agreement dated September 12, 2017. HT entered into a deed of accession to the Shareholders Agreement dated November 23, 2017. VKC entered into a deed of accession to the Shareholders Agreement dated December 11, 2017.

H.                                   In connection with the transactions consummated pursuant to SPA 2, the VKC Transfer Agreement and HT Transfer Agreement, and certain other changes in connection with the restructuring of the Group Companies as contemplated by the Restructuring Agreement, the Parties desire to enter into this Amendment to amend the Shareholders Agreement (and in the case of Shanghai Rui Si, to be bound by the Shareholders Agreement as amended herein) and make the respective representations, warranties, covenants and agreements set forth herein on the terms and conditions set forth herein.

AGREEMENT

NOW, THEREFORE, in consideration of the mutual promises, covenants and conditions hereinafter set forth and other good and valuable consideration, the receipt and sufficiency of which is acknowledged, the Parties agree as follows:

1.                                      DEFINITIONS

1.1                               Certain Defined Terms. Unless the context otherwise requires, capitalized terms used in this Amendment but not defined or amended in this Amendment shall have the meanings given to them in the Shareholders Agreement.

2.                                      AMENDMENTS

2.1                               Amendments to Section 1.1 of the Shareholders Agreement:

(a)                            The definitions of the following capitalized and underlined terms as stipulated in Section 1.1 of the Shareholders Agreement shall be deleted in its entirety and replaced by the followings:

“Amended M&AA” means the Fourth Amended and Restated Memorandum of Association and Articles of Association of the Company, as amended, supplemented and restated from time to time.

“Approving Person” means any of the following two Persons: the Series A-1 Director appointed by Carlyle (or Carlyle in lieu of the Series A-1 Director appointed by Carlyle) and the Series A-1 Director appointed by GS (or GS in lieu of the Series A-1 Director appointed by GS).

“Controlling Documents” means all of Contracts signed by, inter alios, (i) the WFOE, the PRC Company, its shareholders that provide Control (financially, operationally or otherwise) to the WFOE over the PRC Company and (ii) the WFOE, Shanghai Rui Si, its shareholders that provide Control (financially, operationally or otherwise) to the WFOE over Shanghai Rui Si (and any other similar Contracts entered or to be entered into by the Group Companies through which a Group Company (the “Controller”) Controls (financially, operationally or otherwise) another Group Company (the “Controlled Company”) and the financial results for such Controlled Company shall be consolidated into the consolidated financial statements for the Company even though the Controller does not have any equity interest in the Controlled Company), including the exclusive business cooperation and services agreement, loan agreement, equity interest pledge agreement, exclusive option agreement and power of attorney, each as amended, supplemented and restated from time to time.

“Group Companies” means the Company, the BVI Company, the HK Company, the WFOE, the PRC Company, Shanghai Rui Si and Shanghai Jing Yu Investment Co., Ltd. (上海精育投资有限公司), together with all other direct or indirect, current and future Subsidiaries and branches of any of the foregoing, and “Group Company” means any of them.

“Preferred Directors” means the Series A-1 Directors.

“Qualified IPO” means a firm commitment underwritten public offering by the Company of its Class A Ordinary Shares (or depositary receipts or depositary shares thereof) in the United States on the New York Stock Exchange or the NASDAQ Global Market pursuant to an effective Registration Statement under the Securities Act, or on the Main Board of Hong Kong Stock Exchange or another internationally recognized stock exchange approved by the Board and by two (2) Approving Persons, in any case, with an offering price that implies a market capitalization of the Company immediately prior to such offering (excluding the amount of any investment proceeds received by the Company from any equity or equity linked financings conducted by the Company between the Closing Date and the occurrence of a Qualified IPO) of not (i) less than RMB 7.6 billion or its US$ equivalent if the Qualified IPO occurs during the period from and including the Closing Date to but excluding the date that is eighteen (18) months following the Closing Date, (ii) RMB 8.3 billion or its US$ equivalent if the Qualified IPO occurs during the period from and including the date that is eighteen (18) months following the Closing Date to but excluding the date that is twenty-seven (27) months following the Closing Date, or (iii) RMB 8.9 billion or its US$ equivalent if the Qualified IPO occurs during the period from and including the date that is twenty-seven (27) months following the Closing Date to but excluding the third anniversary of the Closing Date, or such lesser market capitalization as approved by the Board and by two (2) Approving Persons.

2.2                          Amendments to Section 14 of the Shareholders Agreement:

(a)                            Section 14.1(i) of the Shareholders Agreement shall be deleted in its entirety and replaced by the following:

“Board of Directors. The Company shall have, and the Parties agree to cause the Company to have, a Board consisting of six (6) Directors, (a) the holders of a majority of the voting power of the outstanding Ordinary Shares shall have the right to designate, appoint, remove, replace and reappoint four (4) Directors on the Board (each, an “Ordinary Director”, and collectively, the “Ordinary Directors”), and (b) the holders of the outstanding Series A-1 Preferred Shares shall have the right to designate, appoint, remove, replace and reappoint two (2) Directors on the Board, provided that each of Carlyle (for so long as Carlyle holds any Shares) and GS (for so long as GS holds any Shares) shall have the right to designate, appoint, remove, replace and reappoint one (1) Director on the Board (each, a “Series A-1 Director”, and collectively, the “Series A-1 Directors”).”

(b)                            Section 14.3 of the Shareholders Agreement shall be deleted in its entirety and replaced by the following:

“Quorum. The Board shall hold no less than one (1) board meeting during each fiscal quarter. A meeting of the Board shall only proceed where there are present (whether in person or by means of a conference telephone or any other communications equipment which allows all participants in the meeting to speak to and hear each other simultaneously in accordance with the Amended M&AA) a majority of all Directors of the Company then in office, provided that such majority includes two (2) Preferred Directors, and the Parties shall cause the foregoing to be the quorum requirements for the Board. If a quorum is not present at any meeting of the Board, the Directors present thereat may adjourn the meeting, until a quorum shall be present, provided that, if notice of the board meeting has been duly delivered in accordance with the then effective memorandum of association and articles of association of the Company to all Directors prior to the scheduled meeting, and the quorum is not present within three hours from the time appointed for the meeting solely because of the absence of one (1) or more Preferred Directors, the meeting shall be adjourned to the fifth (5th) following Business Day at the same time and place (or to such other time or such other place as the Directors may determine) with notice duly delivered to all Directors no less than three (3) Business Days prior to the adjourned meeting and, if at the adjourned meeting, the quorum is not present within three hours from the time appointed for the meeting solely because of the absence of one (1) or more Preferred Directors, then the presence of a majority of the number of the Directors in office elected in accordance with Section 14.1 shall be necessary and sufficient to constitute a quorum for the transaction of business at such adjourned meeting.”

(c)                                  Section 14.8(i) of the Shareholders Agreement shall be deleted in its entirety and replaced by the following:

“In the event the Company has not achieved a Qualified IPO within eighteen (18) months after the Closing and to the extent permitted by applicable Laws, the PRC Company, Shanghai Rui Si, the BVI Company, the HK Company and the WFOE shall cause its board of directors to be the same size as the Board and to include directors and observer(s) nominated by the Shareholders in the same proportion as each such Shareholder is represented on the Board. The right of nomination by each Shareholder shall also carry the right to remove or replace the director or observer so nominated, and if a nominating Shareholder ceases to be a Shareholder, such Shareholder shall immediately cause the directors on the board of directors of the BVI Company, the PRC Company, Shanghai Rui Si, the HK Company and the WFOE appointed by such Shareholder to resign or be removed.”

(d)                                 Section 14.8(iv) of the Shareholders Agreement shall be deleted in its entirety and replaced by the following:

“The provisions of Section 14.1(ii) shall apply equally to the BVI Company, the PRC Company, Shanghai Rui Si, the HK Company and the WFOE mutatis mutandis.”

2.3                               Amendment to Section 16 of the Shareholders Agreement:

Section 16 of the Shareholders Agreement shall be deleted in its entirety and replaced by the following:

“Existing Incentive Plans. The Parties hereby agree and confirm that (i) the Company has reserved and kept available out of its authorized but unissued Class A Ordinary Shares a total amount of 336,642,439 shares of Class A Ordinary Shares for issuance to current or previous officers, directors, employees or consultants of the Group Companies pursuant to the existing incentive plan of the Company (the “ESOP”); and (ii) Beijing Jing Rui Pei You Education Consulting Co. Ltd, (北京精锐培优教育咨询有限公司) (“Beijing Subsidiary”), which is a Subsidiary of Shanghai Jing Yu has reserved 30% of its registered capital for issuance to its officers, directors, employees or consultants subject to the terms and conditions of the relevant resolutions set forth in Exhibit D and (iii) each Subsidiary of Shanghai Jing Yu (except for Beijing Subsidiary ) has respectively reserved 10% of its registered capital for issuance to its officers, directors, employees or consultants pursuant to the existing incentive plan of Shanghai Jing Yu subject to the terms and conditions of the relevant resolutions set forth in Exhibit D (“Domestic Incentive Plan”, together with the ESOP, the “Existing Incentive Plans”).”

2.4                               Amendment to Section 17.7 of the Shareholders Agreement:

Section 17.7 of the Shareholders Agreement shall be deleted in its entirety and replaced by the following:

“Controlling Documents. If the Company becomes permitted under applicable PRC Laws and other requirements by any applicable Governmental Authority to directly or indirectly hold any or all of the equity interests of the PRC Company, Shanghai Rui Si and/or any other Group Companies currently Controlled by or will be Controlled by the PRC Company, through the Captive Structure or otherwise, then as soon as reasonably practicable, the Company shall and the Principal and the Ordinary Shareholder shall take all necessary actions to transfer, or cause to be transferred any and all of the equity interests in or assets of the PRC Company, Shanghai Rui Si and/or any such other Group Company Controlled by the Company through Controlling Documents or otherwise to the WFOE, the HK Company or another wholly-owned Subsidiary of the Company designated by the Majority Preferred Holders (or by effecting a transaction with similar effect) at nil consideration of the Company and/or its wholly-owned Subsidiaries, and to terminate the then existing Controlling Documents without any residual liability on the Company, the HK Company or the WFOE.”

2.5                               Amendment to Sections 8.1, 9.1, 15.2 and 17.1 of the Shareholders Agreement

Any matters requiring consent or approval of “at least three (3) Approving Persons” in Sections 8.1, 9.1, 15.2 and 17.1 of the Shareholders Agreement shall be amended and replaced by requiring consent or approval of “two (2) Approving Persons”.

2.6                               Amendment to References in the Shareholders Agreement

(a)                                 References to “Restructuring Agreement” herein and in the Shareholders Agreement shall refer to the restructuring agreement (重组协议契据) dated April 21, 2017, the escrow arrangement deed (监管安排协议契据) dated September 21, 2017, the amendment to restructuring agreement (重组协议补充协议契据) dated October 31, 2017, each by and among the Company and the other parties named therein, as amended from time to time.

(b)                                 References to “WFOE” herein and in the Shareholders Agreement shall refer to Shanghai Jingxuerui Information Technology Co, Ltd. (上海精学锐信息科技有限公司), a limited liability company incorporated and existing under the Laws of the PRC.

2.7                               Amendment to Schedules attached to the Shareholders Agreement

(a)                                 Part A of Schedule I attached to the Shareholders Agreement shall be deleted in its entirety and replaced by Part A of Schedule I attached to this Amendment.

(b)                                 Part B of Schedule I attached to the Shareholders Agreement shall be deleted in its entirety and replaced by Part B of Schedule I attached to this Amendment.

(c)                                  Schedule II attached to the Shareholders Agreement shall be deleted in its entirety and replaced by Schedule II attached to this Amendment.

(d)                                 Schedule of Notice attached to the Shareholders Agreement shall be deleted in its entirety and replaced by Schedule of Notice attached to this Amendment.

3.                                      EFFECT OF AMENDMENT

3.1                               Except as expressly amended hereby, all of the terms and provisions of the Shareholders Agreement shall remain in full force and effect and be binding on each of the Parties.

3.2                               This Amendment shall take effect and become binding on the Parties upon the execution by all Parties. Upon the execution of this Amendment, each reference in the Shareholders Agreement to “this Agreement”, “hereunder”, “hereof” or words of like import, and each reference to the Shareholders Agreement by “thereunder”, “thereof” or words of like import in any document, shall mean and be a reference to the Shareholders Agreement, as amended by this Amendment.

4.                                      GOVERNING LAW AND DISPUTE RESOLUTION

4.1                               This Amendment shall be governed by and construed under the Laws of Hong Kong without regard to principles of conflict of laws thereunder.

4.2                               The provisions of Section 18.5 (Dispute Resolution) of the Shareholders Agreement shall apply to this Amendment mutatis mutandis as if set out in full herein, provided that in each case reference to “this Agreement” in such provision of the Shareholders Agreement shall refer to this Amendment.

5.                                      MISCELLANEOUS

5.1                               This Amendment may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimile and e-mailed copies of signatures shall be deemed to be originals for purposes of the effectiveness of this Amendment.

[Signature pages follow]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

COMPANY:

OneSmart International Education Group Limited

By:	/s/ Zhang Xi
Name: Zhang Xi
Title: Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

BVI COMPANY

ONESMART EDU INC.

By:	/s/ Zhang Xi
Name: Zhang Xi
Title: Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

HK COMPANY:

ONESMART EDU (HK) LIMITED

By:	/s/ Zhang Xi
Name: Zhang Xi
Title: Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

PRC COMPANY:

Shanghai OneSmart Education and Training Co., Ltd.

By:	/s/ Zhang Xi
Name: Zhang Xi
Title: Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Principal:

Zhang Xi

By:	/s/ Zhang Xi

Ordinary Shareholder:

Happy Edu Inc.

By:	/s/ Zhang Xi
Name: Zhang Xi
Title: Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

SHANGHAI RUI SI:

Shanghai Rui Si Science and Technology Information Consulting Co., Ltd

By:	/s/ Shi Wei
Name: SHI WEI
Title: Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Shanghai Jingxuerui Information Technology Co., Ltd.

By:	/s/ Meng Xiaoqiang
Name: Meng Xiaoqiang
Title: Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Series A Investor:

HT International Happy Edu Limited

By:	/s/ Bian Jin
Name:
Title:

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Series A Individual Investor:

Geng Xiaofei

By:	/s/ Geng Xiaofei

Series A Holding Company:

Jiia Hong Limited

By:	/s/ Geng Xiaofei
Name:	Geng Xiaofei
Title:	Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Series A Individual Investor:

Wang Dongdong

By:	/s/ Wang Dongdong

Series A Holding Company:

Vicentsight Limited

By:	/s/ Wang Dongdong
Name:	Wang Dongdong
Title:	Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Series A Individual Investor:

Li Ye

By:	/s/ Li Ye

Series A Holding Company:

Li Yeah Limited

By:	/s/ Li Ye
Name:	Li Ye
Title:	Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Series A Individual Investor:

Bian Jin

By:	/s/ Bian Jin

Series A Holding Company:

Brilight Limited

By:	/s/ Bian Jin
Name:	Bian Jin
Title:	Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Series A Individual Investor:

Wu Junbao

By:	/s/ Wu Junbao

Series A Holding Company:

XINHUA GROUP INVESTMENT LIMITED

By:	/s/ Wu Junbao
Name:	Wu Junbao
Title:	Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Series A Investor:

CW One Smart Limited

By:	/s/ Aline Moulia
Name:	Aline Moulia
Title:	Authorized Signatory

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Series A Investor:

Supar Inc.

By:	/s/ Lingtao Yan
Name:	Lingtao Yan
Title:	Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Series A Individual Investor:

Zheng Lina

By:	/s/ Zheng Lina

Series A Holding Company:

Juniperbridge Capital Limited

By:	/s/ Zheng Lina
Name:	Zheng Lina
Title:	Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Series A Individual Investor:

Feng Juan

By:	/s/ Feng Juan

Series A Holding Company:

Teakbridge Capital Limited

By:	/s/ Feng Juan
Name:	Feng Juan
Title:	Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Series A-1 Investor:

FPCI Sino-French (Mid Cap) Fund,

represented by its management company Cathay Capital Private Equity,

itself represented by Mingpo Cai

By:	/s/ Mingpo Cai
Name:	Mingpo Cai
Title:	President of CCPE, the management Company of FPCI Sino - French (Mid Cap) Fund

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Series A-1 Investor:

Origin Investment Holdings Limited

By:	/s/ David Pearson
Name: David Pearson
Title: Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Series A-1 Investor:

Goldman Sachs Asia Strategic Pte. Ltd.

By:	/s/ Tan Ching Chek
Name: Tan Ching Chek
Title: Director

Stonebridge 2017 (Singapore) Pte. Ltd.

By:	/s/ Heng Michelle Fiona
Name: Heng Michelle Fiona
Title: Director

[Signature Page to Amendment to Shareholders Agreement]

IN WITNESS WHEREOF, the party hereto has caused its duly authorized representative to execute this Amendment on the date and year first above written.

Series A-1 Investor:

For and on behalf of

Angus Holdings Limited

By:	/s/ Daming Zhu
Name:	Daming Zhu
Title:	Authorized Signature(s)

[Signature Page to Amendment to Shareholders Agreement]

SCHEDULE I

Part A

LIST OF PRINCIPAL AND ORDINARY SHAREHOLDER

Principal	PRC ID Card Number	Holding Company	Percentage of Shareholding in Holding Company
Zhang Xi (张熙)		Happy Edu Inc.	100%

SCHEDULE I

Part B

LIST OF SERIES A INDIVIDUAL INVESTORS AND SERIES A HOLDING COMPANIES

Series A Individual Investors	PRC ID Card Number	Series A Holding Companies	Percentage of Shareholding in the Series A Holding Company
Feng Juan (冯娟)		Teakbridge Capital Limited	100%
Zheng Lina		Juniperbridge Capital Limited	100%
Geng Xiaofei		Jiia Hong Limited	100%
Wang Dongdong		Vicentsight Limited	100%
Wu Junbao		XINHUA GROUP INVESTMENT LIMITED	100%
Li Ye (李晔)		Li Yeah Limited	100%
Bian Jin (卞进)		Brilight Limited	100%

SCHEDULE II

LIST OF SERIES A-1 INVESTORS

Series A-1 Investors
Goldman Sachs Asia Strategic Pte. Ltd.
Stonebridge 2017 (Singapore) Pte. Ltd.
Origin Investment Holdings Limited
FPCI Sino-French (Mid Cap) Fund
Angus Holdings Limited

Schedule of Notice

For the purpose of the notice provisions contained in the Shareholders Agreement, the following are the initial addresses of each Party:

If to the Company, the BVI Company, the HK Company, the WFOE, the PRC Company or Shanghai Rui Si:

Attention: Zhang Xi (张熙)

Address:

Email:

If to the Principal or the Ordinary Shareholder:

Attention: Zhang Xi (张熙)

Address:

Email:

If to the Series A Individual Investors or the Series A Investors:

Feng Juan (冯娟) and Teakbridge Capital Limited

Attention: Feng Juan (冯娟)

Address:

Email:

Zheng Lina  and Juniperbridge Capital Limited

Attention: Zheng Lina

Address:

Email:

Geng Xiaofei  and Jiia Hong Limited

Attention: Geng Xiaofei

Address:

Email:

Wang Dongdong  and Vicentsight Limited

Attention: Wang Dongdong

Address:

Email:

Wu Junbao (吴俊保) and XINHUA GROUP INVESTMENT LIMITED

Attention: Wu Junbao (吴俊保)

Address:

Email:

Li Ye  and Li Yeah Limited

Attention: Li Ye

Address:

Email:

Bian Jin (卞进) and Brilight Limited

Attention: Bian Danyang

Address:

Email:

CW One Smart Limited

Attention: Sha Ye

Address:

Email:

Supar Inc.

Attention: Lingtao Yan

Address:

Email:

HT International Happy Edu Limited

Attention: Bian Danyang

Address:

Email:

If to the Series A-1 Investors:

GS

Goldman Sachs Asia Strategic Pte. Ltd.

Attention: Asia Loan Operations

Address:

c/o Goldman Sachs (Asia) L.L.C.

Fax:

Email:

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison

Address:

Attention: Betty Yap

Fax No.:

Email Address:

Stonebridge 2017 (Singapore) Pte. Ltd.

Attention: Richard Zhu

Address:

c/o Goldman Sachs (Asia) L.L.C.

Fax:

Email:

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison

Address:

Hong Kong

Attention: Betty Yap

Fax No.:

Email Address:

Carlyle

Attention: Norma Kuntz

Address:

Phone Number:

Email:

4

With a copy to:

Paul, Weiss, Rifkind, Wharton & Garrison

Address:

Hong Kong

Attention: Betty Yap

Fax No.:

Email Address:

Cathay

Attention: Lanchun Duan

Address:

Fax:

Email:

Angus Holdings Limited

Attention: Jim He

Address:

Phone Number:

Email:

5